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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-20026, 33-20031, 33-42410, 33-42419, 33-44025 and 33-45778 of Jan Bell
Marketing, Inc. on Forms S-8 of our report dated April 27, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Jan Bell Marketing, Inc. for the fifty-two weeks ended January 28, 1995.


/s/ Deloitte & Touche LLP

Certified Public Accountants
Fort Lauderdale, Florida
May 15, 1995